Exhibit 99.1

NEWS RELEASE

CHARLES RIVER LABORATORIES ANNOUNCES
THIRD-QUARTER 2025 RESULTS

– Third-Quarter Revenue of $1.00 Billion –

– Third-Quarter GAAP Earnings per Share of $1.10
and Non-GAAP Earnings per Share of $2.43 –
– Updates 2025 Guidance –

WILMINGTON, MA, November 5, 2025 – Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the third quarter of 2025. For the quarter, revenue was $1.00 billion, a decrease of 0.5% from $1.01 billion in the third quarter of 2024.
The impact of foreign currency translation increased reported revenue by 1.3%, and the divestiture of a small Safety Assessment site in 2024 reduced reported revenue by 0.2%. Excluding the effect of these items, revenue declined 1.6% on an organic basis. On a segment basis, lower revenue in the Discovery and Safety Assessment (DSA) and Manufacturing Solutions (Manufacturing) segments were partially offset by organic revenue growth in the Research Models and Services (RMS) segment.
In the third quarter of 2025, the GAAP operating margin increased to 13.3% from 11.6% in the third quarter of 2024, primarily driven by lower costs associated with the Company's restructuring initiatives. GAAP net income available to common shareholders for the third quarter of 2025 was $54.4 million, or $1.10 per diluted share, a decrease from net earnings of $68.7 million, or $1.33 per diluted share, for the same period in 2024. The decreases in GAAP net income and earnings per share were primarily driven by a loss from certain venture capital and other strategic investments of $0.33 per share in the third quarter of 2025, compared to a $0.03 gain last year.
On a non-GAAP basis, the third-quarter operating margin decreased to 19.7% from 19.9% in the third quarter of 2024, primarily as a result of lower revenue. Non-GAAP net income was $120.3 million for the third quarter of 2025, a decrease of 10.0% from $133.7 million for the same period in 2024. Third-quarter diluted earnings per share on a non-GAAP basis were $2.43, a decrease of 6.2% from $2.59 per share for the third quarter of 2024. The non-GAAP net income and earnings per share decreases were driven primarily by lower revenue and a higher tax rate, partially offset by lower interest expense, as well as a reduction in diluted shares outstanding from stock repurchases.

James C. Foster, Chair, President and Chief Executive Officer, said, “Our solid third-quarter financial results demonstrate that the demand for our extensive portfolio of early-stage research and manufacturing products and services remains stable. We believe that positive signals are beginning to emerge which indicate that the industry may be on a path towards recovery; however, sustained improvement in our business will take time. There is still some uncertainty in the healthcare sector, so we are remaining cautious at this time.”
"In this environment, we believe it is critical to remain intently focused on our strategy to further differentiate ourselves from the competition through our science and our innovative solutions, implement additional initiatives to unlock value, and gain additional share of our clients’ drug development and manufacturing programs. This focus on our strategy and our science positions us extremely well to lead the industry through advances in drug development," Mr. Foster concluded.
Third-Quarter Segment Results
Research Models and Services (RMS)
Revenue for the RMS segment was $213.5 million in the third quarter of 2025, an increase of 7.9% from $197.8 million in the third quarter of 2024. The impact of foreign currency translation increased revenue by 1.4%. Organic revenue increased by 6.5%, due primarily to higher revenue for large research model products.
In the third quarter of 2025, the RMS segment’s GAAP operating margin increased to 16.2% from 13.9% in the third quarter of 2024. On a non-GAAP basis, the operating margin increased to 25.0% from 21.0%. The GAAP and non-GAAP operating margin increases were primarily driven by the favorable revenue mix related to large research models, as well as the benefit of cost savings resulting from the Company's restructuring initiatives.
Discovery and Safety Assessment (DSA)
Revenue for the DSA segment was $600.7 million in the third quarter of 2025, a decrease of 2.3% from $615.1 million in the third quarter of 2024. The impact of foreign currency translation increased DSA revenue by 1.2% and the divestiture of a small DSA site reduced reported revenue by 0.4%. Organic revenue decreased by 3.1%, driven primarily by lower sales volume for both discovery and regulated safety assessment services.
In the third quarter of 2025, the DSA segment’s GAAP operating margin decreased to 20.5% from 20.6% in the third quarter of 2024. On a non-GAAP basis, the operating margin decreased to 25.4% from 27.4% in the third quarter of 2024. The GAAP and non-GAAP operating margin decreases were primarily driven by lower revenue.

Manufacturing Solutions (Manufacturing)
Revenue for the Manufacturing segment was $190.7 million in the third quarter of 2025, a decrease of 3.1% from $196.9 million in the third quarter of 2024. The impact of foreign currency translation increased Manufacturing revenue by 2.0%. Organic revenue decreased 5.1%, primarily driven by lower revenue in the CDMO and Biologics Testing businesses, partially offset by higher revenue in the Microbial Solutions business.
The Manufacturing segment’s GAAP operating margin increased to 20.9% from 20.4% in the third quarter of 2024 as a result of lower acquisition-related amortization adjustments in the CDMO business and lower costs associated with the Company's restructuring initiatives. On a non-GAAP basis, the operating margin decreased to 26.7% from 28.7% in the third quarter of 2024, driven primarily by lower revenue in the CDMO business.
Updates 2025 Guidance
The Company is updating its 2025 financial guidance, which was previously updated on August 6, 2025. The Company is narrowing its full-year outlook for revenue and non-GAAP earnings per share to the middle and upper ends of the previous ranges, respectively, to primarily reflect the third-quarter financial performance, which modestly exceeded the Company's prior outlook.
The Company’s 2025 guidance for revenue and earnings per share is as follows:

2025 GUIDANCE	CURRENT	PRIOR
Revenue growth/(decrease), reported	(1.5)% – (0.5)%	(2.5)% – (0.5)%
Impact of divestitures/(acquisitions), net	N/M	N/M
(Favorable)/unfavorable impact of foreign exchange	~(1.0)%	~(0.5)%
Revenue growth/(decrease), organic (1)	(2.5)% – (1.5)%	(3.0)% – (1.0)%
GAAP EPS estimate	$4.15 – $4.35	$4.25 – $4.65
Acquisition-related amortization and other acquisition- and integration-related costs (2)	~$3.65	~$3.60
Costs associated with restructuring actions (3)	~$1.30	~$1.40
Certain venture capital and other strategic investment losses/(gains), net (4)	$0.50	~$0.17
Other items (5)	~$0.50	~$0.50
Non-GAAP EPS estimate	$10.10 – $10.30	$9.90 – $10.30

Footnotes to Guidance Table:
(1) Organic revenue growth is defined as reported revenue growth adjusted for completed acquisitions and divestitures, as well as foreign currency translation.
(2) These adjustments include amortization related to intangible assets, inclusive of the acceleration of amortization expense related to certain CDMO client relationships, as well as the purchase accounting step-up on inventory and certain long-term biological assets. In addition, these adjustments include some costs related to the evaluation and integration of acquisitions and divestitures.
(3) These adjustments primarily include site consolidation (including site transition costs), severance, impairment, and other costs related to the Company’s restructuring actions.
(4) Certain venture capital and other strategic investment performance only includes recognized gains or losses on certain investments. The Company does not forecast the future performance of these investments.

(5) These items primarily relate to (i) certain third-party legal costs related to investigations by the U.S. government into the NHP supply chain related to our DSA segment; (ii) additionally included within the DSA segment, due to the utilization of NHPs, are reductions to the previous $27 million inventory charge incurred during fiscal 2024, to write down inventory associated with the Cambodia-sourced NHP matter from February 16, 2023, as a result of the cases being closed during fiscal 2025; and (iii) certain third-party advisory costs related to the Company entering into a Cooperation Agreement with a shareholder.

Webcast
Charles River has scheduled a live webcast on Wednesday, November 5th, at 9:00 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.
Non-GAAP Reconciliations
The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release.
Use of Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, and non-GAAP net income. Non-GAAP financial measures exclude, but are not limited to, the amortization of intangible assets and the purchase accounting step-up adjustment on inventory and certain long term biological assets, and other charges and adjustments related to our acquisitions and divestitures, including incremental dividends attributable to Noveprim noncontrolling interest holders; expenses associated with evaluating and integrating acquisitions and divestitures, including advisory fees and certain other transaction-related costs, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our restructuring initiatives; the write-off of deferred financing costs and fees related to debt financing; investment gains or losses associated with our venture capital and certain other strategic equity investments; certain legal costs in our Microbial Solutions business related to environmental litigation and in our DSA segment related to U.S. government investigations into the NHP supply chain and advisory costs related to entering into a Cooperation Agreement with a shareholder; tax effect of all of the aforementioned matters; and adjustments related to the recognition of deferred tax assets expected to be utilized as a result of changes to the our international financing structure and the revaluation of deferred tax liabilities as a result of foreign tax legislation. This press release also refers to our revenue on both a GAAP and non-GAAP basis: on a non-GAAP basis, we define “organic revenue growth” as reported revenue growth adjusted for foreign currency translation, acquisitions, and divestitures. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding Charles River’s expectations regarding the availability of Cambodia-sourced NHPs; the impact of the investigations by the U.S. government into the Cambodia NHP supply chain, including but not limited to Charles River’s ability to cooperate fully with the U.S. government; Charles River’s ability to effectively manage any Cambodia NHP supply impact; the projected future financial performance of Charles River and our specific businesses, including our expectations with respect to the impact of NHP supply constraints and our ability to gain market share; earnings per share; operating margin; client demand, particularly the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to pricing of our products and services; our expectations with respect to future tax rates and the impact of such tax rates on our business; our expectations with respect to the impact of acquisitions and divestitures on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, revenue growth drivers, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and identification of spending trends by our clients and funding available to them; ability to gain market share and capitalize on business opportunities; the impact of our restructuring initiatives, including annualized savings; the impact of our stock repurchase authorization; and Charles River’s future performance, including as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, interest rates, enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the timing of the resumption of Cambodia NHP imports into the U.S., our ability to manage supply impact, and potential study delays in our DSA segment attributable to NHP supply constraints; changes and uncertainties in the global economy and financial markets; the ability to successfully integrate businesses we acquire; the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; disruptions in the global economy caused by geopolitical conflicts; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 19, 2025, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

# # #

Investor Contact:    Media Contact:
Todd Spencer    Amy Cianciaruso
Corporate Vice President,    Corporate Senior Vice President,
Investor Relations    Chief Communications Officer
781.222.6455    781.222.6168
todd.spencer@crl.com    amy.cianciaruso@crl.com

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024

Service revenue	$808,042	$832,463	$2,446,801	$2,492,225
Product revenue	196,810	177,300	574,354	555,215
Total revenue	1,004,852	1,009,763	3,021,155	3,047,440
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	572,635	568,699	1,734,939	1,724,246
Cost of products sold (excluding amortization of intangible assets)	93,425	92,043	272,625	275,617
Selling, general and administrative	177,589	199,213	546,937	555,295
Amortization of intangible assets	27,404	32,403	158,052	97,248
Operating income	133,799	117,405	308,602	395,034
Other income (expense):
Interest income	1,422	1,528	3,923	6,740
Interest expense	(25,403)	(30,284)	(83,254)	(98,054)
Other income (expense), net	(22,618)	2,592	(34,675)	6,185
Income before income taxes	87,200	91,241	194,596	309,905
Provision for income taxes	31,644	20,946	60,469	70,867
Net income	55,556	70,295	134,127	239,038
Less: Net income attributable to noncontrolling interests	1,134	638	1,910	2,340
Net income attributable to Charles River Laboratories International, Inc.	$54,422	$69,657	$132,217	$236,698

Calculation of net income per share attributable to Charles River Laboratories International, Inc. common shareholders
Net income attributable to Charles River Laboratories International, Inc.	$54,422	$69,657	$132,217	$236,698
Less: Adjustment of redeemable noncontrolling interest	—	379	—	1,081
Less: Incremental dividends attributed to noncontrolling interest holders	—	599	—	9,621
Net income available to Charles River Laboratories International, Inc. common shareholders	$54,422	$68,679	$132,217	$225,996

Earnings per common share
Basic	$1.11	$1.34	$2.66	$4.39
Diluted	$1.10	$1.33	$2.65	$4.37

Weighted-average number of common shares outstanding
Basic	49,213	51,394	49,680	51,461
Diluted	49,426	51,583	49,866	51,713

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	September 27, 2025	December 28, 2024
Assets
Current assets:
Cash and cash equivalents	$207,097	$194,606
Trade receivables and contract assets, net of allowances for credit losses of $13,805 and $18,301, respectively	734,482	720,915
Inventories	302,550	278,544
Prepaid assets	121,535	103,210
Other current assets	166,440	105,796
Total current assets	1,532,104	1,403,071
Property, plant and equipment, net	1,591,625	1,604,014
Venture capital and strategic equity investments	194,635	218,350
Operating lease right-of-use assets, net	374,273	412,490
Goodwill	2,922,281	2,846,608
Intangible assets, net	571,094	723,400
Deferred tax assets	36,907	42,179
Other assets	290,893	278,233
Total assets	$7,513,812	$7,528,345

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Accounts payable	$169,615	$140,337
Accrued compensation	269,697	179,418
Deferred revenue	237,728	248,322
Accrued liabilities	228,895	232,010
Other current liabilities	215,953	194,014
Total current liabilities	1,121,888	994,101
Long-term debt, net and finance leases	2,185,453	2,240,205
Operating lease right-of-use liabilities	443,185	483,789
Deferred tax liabilities	123,007	106,960
Other long-term liabilities	189,462	195,212
Total liabilities	4,062,995	4,020,267
Redeemable noncontrolling interests	40,492	41,126
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 120,000 shares authorized; 51,351 shares issued and 49,215 shares outstanding as of September 27, 2025, and 51,141 shares issued and outstanding as of December 28, 2024	514	511
Additional paid-in capital	2,015,665	1,966,237
Retained earnings	1,944,317	1,812,100
Treasury stock, at cost, 2,136 and zero shares, as of September 27, 2025 and December 28, 2024, respectively	(363,431)	—
Accumulated other comprehensive loss	(191,616)	(317,345)
Total Charles River Laboratories International, Inc. equity	3,405,449	3,461,503
Nonredeemable noncontrolling interest	4,876	5,449
Total equity	3,410,325	3,466,952
Total liabilities, redeemable noncontrolling interests and equity	$7,513,812	$7,528,345

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended
	September 27, 2025	September 28, 2024
Cash flows relating to operating activities
Net income	$134,127	$239,038
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	325,035	259,637
Long-lived asset impairments	36,185	17,339
Stock-based compensation	53,451	52,656
Deferred income taxes	(15,122)	(25,988)
Write down of inventories	10,697	11,472
(Gains) losses and impairments on venture capital and strategic equity investments, net	33,955	(8,788)
Provision for credit losses	4,559	8,223
(Gain) loss on divestitures, net	(3,376)	659
Other, net	3,306	8,900
Changes in assets and liabilities:
Trade receivables and contract assets, net	8,106	18,300
Inventories	(45,280)	13,789
Accounts payable	40,747	(7,095)
Accrued compensation	81,870	(1,981)
Deferred revenue	(12,319)	13,583
Customer contract deposits	(533)	14,707
Other assets and liabilities, net	(65,282)	(39,236)
Net cash provided by operating activities	590,126	575,215
Cash flows relating to investing activities
Capital expenditures	(130,202)	(157,351)
Purchases of investments and contributions to venture capital investments	(12,544)	(45,264)
Proceeds from sale of investments	5,637	39,470
Proceeds from sale of businesses and assets, net	17,441	—
Acquisition of businesses and assets, net of cash acquired	—	(5,479)
Other, net	3,154	(358)
Net cash used in investing activities	(116,514)	(168,982)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	1,070,861	976,783
Payments on long-term debt, revolving credit facility, and finance lease obligations	(1,141,500)	(1,316,990)
Proceeds from exercises of stock options	3	23,110
Purchase of treasury stock	(360,577)	(119,051)
Payments of contingent consideration	(21,822)	—
Purchase of remaining equity interest of other redeemable noncontrolling interests	(19,140)	(12,000)
Other, net	(12,687)	(26,900)
Net cash used in financing activities	(484,862)	(475,048)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	14,900	(4,025)
Net change in cash, cash equivalents, and restricted cash	3,650	(72,840)
Cash, cash equivalents, and restricted cash, beginning of period	205,570	284,480
Cash, cash equivalents, and restricted cash, end of period	$209,220	$211,640

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Research Models and Services
Revenue	$213,474	$197,824	$639,818	$625,120
Operating income	34,553	27,544	113,944	100,641
Operating income as a % of revenue	16.2%	13.9%	17.8%	16.1%
Add back:
Amortization related to acquisitions	12,905	9,086	36,266	26,731
Acquisition, integration, and divestiture-related adjustments (3)	—	—	14	337
Severance	136	2,651	3,664	3,685
Asset impairment	4,635	1,266	7,458	14,909
Site consolidation charges	1,053	1,052	3,545	3,983
Total non-GAAP adjustments to operating income	$18,729	$14,055	$50,947	$49,645
Operating income, excluding non-GAAP adjustments	$53,282	$41,599	$164,891	$150,286
Non-GAAP operating income as a % of revenue	25.0%	21.0%	25.8%	24.0%

Depreciation and amortization	$21,939	$18,389	$63,410	$53,050
Capital expenditures	$3,173	$7,186	$14,099	$36,543

Discovery and Safety Assessment
Revenue	$600,685	$615,060	$1,811,323	$1,847,931
Operating income	123,153	126,436	339,886	379,651
Operating income as a % of revenue	20.5%	20.6%	18.8%	20.5%
Add back:
Amortization related to acquisitions	19,198	19,818	55,581	58,712
Acquisition, integration, and divestiture-related adjustments (3)	2,407	1,714	4,755	7,497
Severance	(148)	12,550	5,068	20,463
Asset impairment	693	552	22,390	1,064
Site consolidation charges	3,985	772	10,690	2,604
Third-party legal and advisory costs and certain related items (4)	3,242	6,713	25,029	11,014
Total non-GAAP adjustments to operating income	$29,377	$42,119	$123,513	$101,354
Operating income, excluding non-GAAP adjustments	$152,530	$168,555	$463,399	$481,005
Non-GAAP operating income as a % of revenue	25.4%	27.4%	25.6%	26.0%

Depreciation and amortization	$44,001	$47,751	$128,660	$141,269
Capital expenditures	$25,709	$22,773	$78,730	$91,176

Manufacturing Solutions
Revenue	$190,693	$196,879	$570,014	$574,389
Operating income	39,926	40,188	43,367	111,099
Operating income as a % of revenue	20.9%	20.4%	7.6%	19.3%
Add back:
Amortization related to acquisitions (2)	8,265	10,802	100,675	32,363
Acquisition, integration, and divestiture-related adjustments (3)	—	143	—	1,386
Severance	1,281	4,892	3,102	8,086
Asset impairment	91	—	6,449	25
Site consolidation charges	1,263	502	4,239	1,567
Total non-GAAP adjustments to operating income	$10,900	$16,339	$114,465	$43,427
Operating income, excluding non-GAAP adjustments	$50,826	$56,527	$157,832	$154,526
Non-GAAP operating income as a % of revenue	26.7%	28.7%	27.7%	26.9%

Depreciation and amortization	$17,377	$20,298	$127,343	$60,176
Capital expenditures	$5,191	$8,735	$33,631	$28,180

Unallocated Corporate Overhead	$(63,833)	$(76,763)	$(188,595)	$(196,357)
Add back:
Acquisition, integration, and divestiture-related adjustments (3)	772	4,082	3,663	7,719
Severance	3,527	6,443	5,103	9,237
Asset impairment	—	—	184	—
Site consolidation charges	767	—	1,436	—
Third-party legal and advisory costs (4)	(146)	—	6,230	—
Total non-GAAP adjustments to operating expense	$4,920	$10,525	$16,616	$16,956
Unallocated corporate overhead, excluding non-GAAP adjustments	$(58,913)	$(66,238)	$(171,979)	$(179,401)

Total
Revenue	$1,004,852	$1,009,763	$3,021,155	$3,047,440
Operating income	133,799	117,405	308,602	395,034
Operating income as a % of revenue	13.3%	11.6%	10.2%	13.0%
Add back:
Amortization related to acquisitions (2)	40,368	39,706	192,522	117,806
Acquisition, integration, and divestiture-related adjustments (3)	3,179	5,939	8,432	16,939
Severance	4,796	26,536	16,937	41,471
Asset impairment	5,419	1,818	36,481	15,998
Site consolidation charges	7,068	2,326	19,910	8,154
Third-party legal and advisory costs and certain related items (4)	3,096	6,713	31,259	11,014
Total non-GAAP adjustments to operating income	$63,926	$83,038	$305,541	$211,382
Operating income, excluding non-GAAP adjustments	$197,725	$200,443	$614,143	$606,416
Non-GAAP operating income as a % of revenue	19.7%	19.9%	20.3%	19.9%

Depreciation and amortization	$85,164	$88,198	$325,035	$259,637
Capital expenditures	$35,580	$38,721	$130,202	$157,351

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	Amortization related to acquisitions for the nine months ended September 27, 2025 includes $71.0 million of accelerated amortization of certain client relationships in the Biologics Solutions reporting unit within the Manufacturing Solutions segment.
(3)	These adjustments are related to the evaluation and integration of acquisitions and divestitures, and primarily include transaction, advisory, certain third-party integration, certain compensation costs, and related costs; as well as fair value adjustments associated with contingent consideration arrangements.
(4)	Third-party legal and advisory costs incurred within Unallocated Corporate are associated with the execution of the Cooperation Agreement with a shareholder. Within our DSA business, third-party legal costs incurred are associated with investigations by the U.S. government into the NHP supply chain. Additionally included within DSA, due to the utilization of NHPs, are reductions to the previous $27 million inventory charge incurred during fiscal 2024, to write down inventory associated with the Cambodia-sourced non-human primate matter from February 16, 2023, as a result of the cases being closed during fiscal 2025.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024

Net income available to Charles River Laboratories International, Inc. common shareholders	$54,422	$68,679	$132,217	$225,996
Add back:
Adjustment of redeemable noncontrolling interest (2)	—	379	—	1,081
Incremental dividends attributable to noncontrolling interest holders (3)	—	599	—	9,621
Non-GAAP adjustments to operating income (4)	62,632	82,315	302,104	209,332
Venture capital and strategic equity investment (gains) losses and impairments, net	20,201	(2,507)	31,594	(9,171)
(Gain) loss on divestitures (5)	—	—	(3,376)	658
Tax effect of non-GAAP adjustments:
Non-cash tax provision related to international financing structure (6)	—	292	—	1,504
Enacted tax law changes	3,236	3,596	3,236	3,596
Tax effect of the remaining non-GAAP adjustments	(20,148)	(19,608)	(72,330)	(46,323)
Net income available to Charles River Laboratories International, Inc. common shareholders, excluding non-GAAP adjustments	$120,343	$133,745	$393,445	$396,294

Weighted average shares outstanding - Basic	49,213	51,394	49,680	51,461
Effect of dilutive securities:
Stock options, restricted stock units and performance share units	213	189	186	252
Weighted average shares outstanding - Diluted	49,426	51,583	49,866	51,713

Earnings per share attributable to common shareholders:
Basic	$1.11	$1.34	$2.66	$4.39
Diluted	$1.10	$1.33	$2.65	$4.37

Basic, excluding non-GAAP adjustments	$2.45	$2.60	$7.92	$7.70
Diluted, excluding non-GAAP adjustments	$2.43	$2.59	$7.89	$7.66

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	This amount represents accretion adjustments of the Noveprim redeemable noncontrolling interest.
(3)	This amount represents incremental declared dividends attributable to Noveprim noncontrolling interest holders who receive preferential dividends for fiscal year 2024.
(4)	This amount excludes non-GAAP adjustments attributable to noncontrolling interest holders.
(5)	The amount included in 2025 relates to a gain on the sale of a DSA site while the amount included in 2024 relates to a loss on the sale of a DSA site.
(6)	This amount relates to the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

Three Months Ended September 27, 2025	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	(0.5)%	7.9%	(2.3)%	(3.1)%
(Increase) decrease due to foreign exchange	(1.3)%	(1.4)%	(1.2)%	(2.0)%
Impact of divestitures (2)	0.2%	—%	0.4%	—%
Non-GAAP revenue growth, organic (3)	(1.6)%	6.5%	(3.1)%	(5.1)%

Nine Months Ended September 27, 2025	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	(0.9)%	2.4%	(2.0)%	(0.8)%
(Increase) decrease due to foreign exchange	(0.5)%	(0.5)%	(0.5)%	(0.7)%
Impact of divestitures (2)	0.1%	—%	0.2%	—%
Non-GAAP revenue growth, organic (3)	(1.3)%	1.9%	(2.3)%	(1.5)%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	Impact of divestitures relates to the sale of a site within DSA.
(3)	Organic revenue growth is defined as reported revenue growth adjusted for divestitures and foreign exchange.